SUB-ADVISORY AGREEMENT
AMONG ALLSPRING FUNDS TRUST,
ALLSPRING FUNDS MANAGEMENT, LLC AND
ALLSPRING GLOBAL INVESTMENTS, LLC
This AMENDED AND RESTATED SUB-ADVISORY AGREEMENT (this “Agreement”) is made as of this 1st day of November, 2021, as amended and restated as of December 6, 2021, by and among Allspring Funds Trust (the “Trust”), a statutory trust organized under the laws of the State of Delaware with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California 94105, Allspring Funds Management, LLC (the “Adviser”), a limited liability company organized under the laws of the State of Delaware with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California 94105, and Allspring Global Investments, LLC, a limited liability company organized under the laws of the State of Delaware, with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California 94105 (the “Sub-Adviser”).

WHEREAS, this Sub-Advisory Agreement amends and replaces the agreement dated November 1, 2021 previously entered into by and between the parties;

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended, (the “1940 Act”) as an open-end, series management investment company; and

WHEREAS, the Trust and the Adviser desire that the Sub-Adviser perform investment advisory services for each of the series of the Trust listed in Appendix A hereto as it may be amended from time to time (each a “Fund” and collectively the “Funds”), and the Sub-Adviser is willing to perform those services on the terms and conditions set forth in this Agreement;

NOW THEREFORE, the Trust, the Adviser and Sub-Adviser agrees as follows:

Section 1.  The Trust; Delivery of Documents. The Trust is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in its Declaration of Trust, as amended or supplemented from time to time, By-Laws (if any) and Registration Statement filed with the Securities and Exchange Commission (the “Commission”) under the 1940 Act and the Securities Act of 1933 (the “Securities Act”), including any representations made in the prospectus and statement of additional information relating to the Funds contained therein and as may be supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Trust’s Board of Trustees (the “Board”).  The Board is authorized to issue any unissued shares in any number of additional classes or series.  The Trust has delivered copies of the documents listed in this Section to the Sub-Adviser and will from time to time furnish the Sub-Adviser with any amendments thereof.

Section 2.  Appointment of Sub-Adviser.  Subject to the direction and control of the Board, the Adviser manages the investment and reinvestment of the assets of the Funds and provides for certain management and services as specified in the investment management agreement dated November 1, 2021, between the Trust and the Adviser with respect to the Funds (the “Management Agreement”).

Subject to the direction and control of the Board, the Sub-Adviser shall manage the investment and reinvestment of the assets of the Funds, and without limiting the generality of the foregoing, shall provide the management and other services specified below, all in such manner and to such extent as may be directed from time to time by the Adviser.

The Sub-Adviser acknowledges that the Fund and other mutual funds advised by the Adviser (collectively, the “fund complex”) may engage in transactions with certain sub-advisers in the fund complex (and their affiliated persons) in reliance on exemptions under Rule 10f-3, Rule 12d3-1, Rule 17a-10 and Rule 17e-1 under the 1940 Act.  Accordingly, the Sub-Adviser hereby agrees that it will not consult with any other sub-adviser of a fund in the fund complex that is not an affiliated person (as that term is defined in the 1940 Act) of the Adviser, or an affiliated person of such a sub-adviser, concerning transactions for a fund in securities or other fund assets.  With respect to a multi-managed Fund, the Sub-Adviser shall be limited to managing only the discrete portion of the Fund’s portfolio as may be determined from time-to-time by the Board or the Adviser, and shall not consult with the any Sub-adviser that is not an affiliated person of the Adviser as to any other portion of the Fund’s portfolio concerning transactions for the Fund in securities or other Fund assets.

Section 3.  Duties of the Sub-Adviser.

(a)
The Sub-Adviser shall make decisions with respect to all purchases and sales of securities and other investment assets for the Funds.  To carry out such decisions, the Sub-Adviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Funds.  In all purchases, sales and other transactions in securities for the Funds, the Sub-Adviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

(b)
The Sub-Adviser will report to the Board at each regular meeting thereof all material changes in the Funds since the prior report, and will also keep the Board informed of important developments affecting the Trust, the Funds and the Sub-Adviser, and on its own initiative will furnish the Board from time to time with such information as the Sub-Adviser may believe appropriate, whether concerning the individual companies whose securities are held by a Fund, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Fund maintains investments.  The Sub-Adviser will also furnish the Board with such statistical and analytical information with respect to securities in the Funds as the Sub-Adviser may believe appropriate or as the Board reasonably may request.  In making purchases and sales of securities for the Funds, the Sub-Adviser will comply with the policies set from time to time by the Board as well as the limitations imposed by the Trust’s Declaration of Trust, as amended from time to time, By-Laws (if any), Registration Statement under the Act and the Securities Act, the limitations in the Act and in the Internal Revenue Code of 1986, as amended applicable to the Trust and the investment objectives, policies and restrictions of the Funds.

(c)
The Sub-Adviser may from time to time employ or associate with such persons as the Sub-Adviser believes to be appropriate or necessary to assist in the execution of the Sub-Adviser’s duties hereunder, the cost of performance of such duties to be borne and paid by the Sub-Adviser.  No obligation may be imposed on the Trust in any such respect.

(d)
The Sub-Adviser shall maintain records relating to portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the Trust under the Act.  The Sub-Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Sub-Adviser pursuant to this Agreement required to be prepared and maintained by the Trust pursuant to the rules and regulations of any national, state, or local government entity with jurisdiction over the Trust, including the Securities and Exchange Commission and the Internal Revenue Service.  The books and records pertaining to the Trust which are in possession of the Sub-Adviser shall be the property of the Trust.  The Trust, or the Trust’s authorized representatives (including the Adviser), shall have access to such books and records at all times during the Sub-Adviser’s normal business hours.  Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Sub-Adviser to the Trust or the Trust’s authorized representatives.

Section 4.  Control by Board.   As is the case with respect to the Adviser under the Management Agreement, any investment activities undertaken by the Sub-Adviser pursuant to this Agreement, as well as any other activities undertaken by the Sub-Adviser on behalf of the Funds, shall at all times be subject to the direction and control the Trust’s Board.

Section 5.  Compliance with Applicable Requirements.  In carrying out its obligations under this Agreement, the Sub-Adviser shall at all times comply with:

(a)
all applicable provisions of the 1940 Act, and any rules and regulations adopted thereunder;

(b)
the provisions of the registration statement of the Trust, as it may be amended or supplemented from time to time, under the Securities Act and the 1940 Act;

(c)
the provisions of the Declaration of Trust of the Trust, as it may be amended or supplemented from time to time;

(d)
the provisions of any By-laws of the Trust, if adopted and as it may be amended from time to time, or resolutions of the Board as may be adopted from time to time;

(e)
the provisions of the Internal Revenue Code of 1986, as amended, applicable to the Trust or the Funds;

(f)
any other applicable provisions of state or federal law; and

In addition, any code of ethics adopted by the Sub-Adviser must comply with Rule 17j-1 under the 1940 Act, as it may be amended from time to time, and any broadly accepted industry practices, if requested by the Trust or the Adviser.

Section 6.  Broker-Dealer Relationships. The Sub-Adviser is responsible for the purchase and sale of securities for the Funds, broker-dealer selection, and negotiation of brokerage commission rates.  The Sub-Adviser’s primary consideration in effecting a security transaction will be to obtain the best price and execution.  In selecting a broker-dealer to execute each particular transaction for a Fund, the Sub-Adviser will take the following into consideration:  the best net price available, the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the Fund on a continuing basis.  Accordingly, the price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered.  Subject to such policies as the Trust’s Board of Trustees may from time to time determine, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of having caused a Fund to pay a broker or dealer that provides brokerage and research services to the Sub-Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to the Fund and to other clients of the Sub-Adviser.  The Sub-Adviser is further authorized to allocate the orders placed by it on behalf of the Funds to brokers and dealers who also provide research or statistical material, or other services to the Funds or to the Sub-Adviser.  Such allocation shall be in such amounts and proportions as the Sub-Adviser shall determine and the Sub-Adviser will report on said allocations regularly to the Board of Trustees of the Trust indicating the brokers to whom such allocations have been made and the basis therefor.

Section 7.  Expenses of the Fund.  All of the ordinary business expenses incurred in the operations of the Funds and the offering of their shares shall be borne by the Funds unless specifically provided otherwise in this Agreement.  These expenses borne by the Trust include, but are not limited to, brokerage commissions, taxes, legal, auditing or governmental fees, the cost of preparing share certificates, custodian, transfer agent and shareholder service agent costs, expense of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to trustees and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders, the fees and other expenses incurred by the Funds in connection with membership in investment company organizations and the cost of printing copies of prospectuses and statements of additional information distributed to the Funds’ shareholders.

Section 8.  Compensation. As compensation for the sub-advisory services provided under this Agreement, the Adviser shall pay the Sub-Adviser fees, payable monthly, the annual rates indicated on Schedule A hereto, as such Schedule may be amended or supplemented from time to time.  It is understood that the Adviser shall be responsible for the Sub-Adviser’s fee for its services hereunder, and the Sub-Adviser agrees that it shall have no claim against the Trust or the Funds with respect to compensation under this Agreement.

Section 9.  Standard of Care.  The Trust and Adviser shall expect of the Sub-Adviser, and the Sub-Adviser will give the Trust and the Adviser the benefit of, the Sub-Adviser’s best judgment and efforts in rendering its services to the Trust, and as an inducement to the Sub-Adviser’s undertaking these services at the compensation level specified, the Sub-Adviser shall not be liable hereunder for any mistake in judgment.  In the absence of willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser or any of its officers, directors, employees or agents, the Sub-Adviser shall not be subject to liability to the Trust or to any shareholders in the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

Section 10.  Non-Exclusivity. The services of the Sub-Adviser to the Adviser and the Trust are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory and administrative or other services to others (including other investment companies) and to engage in other activities.  It is understood and agreed that officers or directors of the Sub-Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment advisory companies.

Section 11.  Records.  The Sub-Adviser shall, with respect to orders the Sub-Adviser places for the purchase and sale of portfolio securities of the Funds, maintain or arrange for the maintenance of the documents and records required pursuant to Rule 31a-1 under the 1940 Act as well as trade tickets and confirmations of portfolio trades and such other records as the Adviser or the Funds’ Administrator reasonably requests to be maintained.  All such records shall be maintained in a form acceptable to the Funds and in compliance with the provisions of Rule 31a-1 or any successor rule.  All such records will be the property of the Funds, and will be available for inspection and use by the Funds and their authorized representatives (including the Adviser).  The Sub-Adviser shall promptly, upon the Trust’s request, surrender to the Funds those records which are the property of the Trust or any Fund.  The Sub-Adviser will promptly notify the Funds’ Administrator if it experiences any difficulty in maintaining the records in an accurate and complete manner.

Section 12.  Term and Approval. This Agreement shall become effective with respect to a Fund for an initial two-year term after it is approved in accordance with the express requirements of the 1940 Act, and executed by the Trust, Adviser and Sub-Adviser and shall thereafter continue from year to year, provided that the continuation of the Agreement is approved in accordance with the requirements of the 1940 Act, which currently requires that the continuation be approved at least annually:

(a)
(i) by the Trust’s Board of Trustees or (ii) by the vote of “a majority of the outstanding voting securities” of the Fund (as defined in Section 2(a)(42) of the 1940 Act), and

(b)
by the affirmative vote of a majority of the Trust’s Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of a party to this Agreement (other than as Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

Section 13.  Termination. As required under the 1940 Act, this Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, by vote of the Trust’s Board of Trustees or by vote of a majority of a Fund’s outstanding voting securities, or by the Adviser or Sub-Adviser, on sixty (60) days written notice to the other party.  The notice provided for herein may be waived by the party entitled to receipt thereof.  This Agreement shall automatically terminate in the event of its assignment, the term “assignment” for purposes of this paragraph having the meaning defined in Section 2(a)(4) of the 1940 Act, as it may be interpreted by the Commission or its staff in interpretive releases, or applied by the Commission staff in no-action letters, issued under the 1940 Act.

Section 14.  Indemnification by the Sub-Adviser.  The Trust shall not be responsible for, and the Sub-Adviser shall indemnify and hold the Trust or any Fund of the Trust harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to the willful misfeasance, bad faith, negligent acts or reckless disregard of obligations or duties of the Sub-Adviser or any of its officers, directors, employees or agents.

Section 15.  Indemnification by the Trust.  In the absence of willful misfeasance, bad faith, negligence or reckless disregard of duties hereunder on the part of the Sub-Adviser or any of its officers, directors, employees or agents, the Trust hereby agrees to indemnify and hold harmless the Sub-Adviser against all claims, actions, suits or proceedings at law or in equity whether brought by a private party or a governmental department, commission, board, bureau, agency or instrumentality of any kind, arising from the advertising, solicitation, sale, purchase or pledge of securities, whether of the Funds or other securities, undertaken by the Funds, their officers, directors, employees or affiliates, resulting from any violations of the securities laws, rules, regulations, statutes and codes, whether federal or of any state, by the Funds, their officers, directors, employees or affiliates.  Federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and nothing herein shall constitute a waiver or limitation of any rights which a Fund may have and which may not be waived under any applicable federal and state securities laws.

Section 16.  Notices.  Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice.  Until further notice to the other party, it is agreed that the address of the Trust shall be 525 Market Street, 12th Floor, San Francisco, California 94105, and that of the Adviser shall be 525 Market Street, 12th Floor, San Francisco, California 94105, and that of the Sub-Adviser shall be 525 Market Street, 12th Floor, San Francisco, California 94105.

Section 17.  Questions of Interpretation.  Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such terms or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission, or interpretations of the Commission or its staff, or Commission staff no-action letters, issued pursuant to the 1940 Act.  In addition, where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.  The duties and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 18.  Amendment.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.  If shareholder approval of an amendment is required under the 1940 Act, no such amendment shall become effective until approved by a vote of the majority of the outstanding shares of the affected Funds.  Otherwise, a written amendment of this Agreement is effective upon the approval of the Board of Trustees, the Adviser and the Sub-Adviser.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first written above.
ALLSPRING FUNDS TRUST
on behalf of the Funds

By:

Name: Matthew Prasse
Title: Secretary

ALLSPRING FUNDS MANAGEMENT, LLC

By:

Name: Andrew Owen
Title: President and CEO

ALLSPRING GLOBAL INVESTMENTS, LLC

By:

Name: Sallie Squire
Title: Chief Operating Officer

APPENDIX A
ALLSPRING GLOBAL INVESTMENTS, LLC
SUB-ADVISORY AGREEMENT
ALLSPRING FUNDS TRUST
Allspring Adjustable Rate Government Fund
Allspring Alternative Risk Premia Fund
Allspring Asset Allocation Fund
Allspring California Limited-Term Tax-Free Fund
Allspring California Tax-Free Fund
Allspring Common Stock Fund
Allspring Conservative Income Fund
Allspring Core Plus Bond Fund
Allspring Disciplined Small Cap Fund
Allspring Disciplined U.S. Core Fund
Allspring Discovery All Cap Growth Fund
Allspring Discovery Large Cap Growth Fund
Allspring Discovery Mid Cap Growth Fund
Allspring Discovery Small Cap Growth Fund
Allspring Discovery SMID Cap Growth Fund
Allspring Diversified Capital Builder Fund
Allspring Diversified Income Builder Fund
Allspring Dynamic Target Today Fund
Allspring Dynamic Target 2015 Fund
Allspring Dynamic Target 2020 Fund
Allspring Dynamic Target 2025 Fund
Allspring Dynamic Target 2030 Fund
Allspring Dynamic Target 2035 Fund
Allspring Dynamic Target 2040 Fund
Allspring Dynamic Target 2045 Fund
Allspring Dynamic Target 2050 Fund
Allspring Dynamic Target 2055 Fund
Allspring Dynamic Target 2060 Fund
Allspring Dynamic Target 2065 Fund1
Allspring Emerging Markets Equity Fund
Allspring Emerging Markets Equity Income Fund
Allspring Global Investment Grade Credit Fund
Allspring Government Money Market Fund
Allspring Government Securities Fund
Allspring Growth Balanced Fund
Allspring Growth Fund
Allspring Heritage Money Market Fund
Allspring High Yield Bond Fund
Allspring High Yield Municipal Bond Fund
Allspring Income Plus Fund

1  On May 24, 2022 the Board of Trustees of Allspring Funds Trust approved the establishment and launch of the Allspring Dynamic Target 2065 Fund, effective on or about September 13, 2022.

Allspring Index Asset Allocation Fund
Allspring Index Fund
Allspring Intermediate Tax/AMT-Free Fund
Allspring International Equity Fund
Allspring Large Cap Core Fund
Allspring Large Cap Growth Fund
Allspring Large Company Value Fund
Allspring Managed Account CoreBuilder Shares Series CP
Allspring Managed Account CoreBuilder Shares Series M
Allspring Managed Account CoreBuilder Shares Series SM
Allspring Minnesota Tax-Free Fund
Allspring Money Market Fund
Allspring Moderate Balanced Fund
Allspring Municipal Bond Fund
Allspring Municipal Cash Management Money Market Fund
Allspring Municipal Sustainability Fund
Allspring National Tax-Free Money Market Fund
Allspring Opportunity Fund
Allspring Pennsylvania Tax-Free Fund
Allspring Precious Metals Fund
Allspring Premier Large Company Growth Fund
Allspring Short Duration Government Bond Fund
Allspring Short-Term Bond Plus Fund
Allspring Short-Term High Yield Bond Fund
Allspring Short-Term Municipal Bond Fund
Allspring Small Cap Fund
Allspring Special Global Small Cap Fund
Allspring Special International Small Cap Fund
Allspring Special Large Cap Value Fund
Allspring Special Mid Cap Value Fund
Allspring Special Small Cap Value Fund
Allspring Specialized Technology Fund2
Allspring Spectrum Aggressive Growth Fund
Allspring Spectrum Conservative Growth Fund
Allspring Spectrum Growth Fund
Allspring Spectrum Income Allocation Fund
Allspring Spectrum Moderate Growth Fund
Allspring Strategic Municipal Bond Fund
Allspring Target Today Fund3
Allspring Target 2010 Fund4
Allspring Target 2015 Fund5

2  On June 29, 2022 the Board of Trustees of Allspring Funds Trust approved Allspring Global Investments, LLC as sub-adviser to the Specialized Technology Fund effective on or about July 15, 2022. The Board also approved a name change for the Fund to Discovery Innovation Fund effective on or about September 6, 2022.
3  On May 24, 2022 the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Target Today Fund into the Allspring Dynamic Target Today Fund, effective on or about August 26, 2022.
4  On May 24, 2022 the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Target 2010 Fund into the Allspring Dynamic Target Today Fund, effective on or about August 26, 2022.
5  On May 24, 2022 the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Target 2015 Fund into the Allspring Dynamic Target 2015 Fund, effective on or about August 26, 2022.
6  On May 24, 2022 the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Target 2020 Fund into the Allspring Dynamic Target 2020 Fund, effective on or about August 26, 2022.

Allspring Target 2020 Fund6
Allspring Target 2025 Fund7
Allspring Target 2030 Fund8
Allspring Target 2035 Fund9
Allspring Target 2040 Fund10
Allspring Target 2045 Fund11
Allspring Target 2050 Fund12
Allspring Target 2055 Fund13
Allspring Target 2060 Fund14
Allspring Treasury Plus Money Market Fund
Allspring Ultra Short-Term Income Fund
Allspring Ultra Short-Term Municipal Income Fund
Allspring Utility and Telecommunications Fund
Allspring Wisconsin Tax-Free Fund
Allspring 100% Treasury Money Market Fund

Appendix A Amended: June 29, 2022

10On May 24, 2022 the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Target 2040 Fund into the Allspring Dynamic Target 2040 Fund, effective on or about August 26, 2022.
11 On May 24, 2022 the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Target 2045 Fund into the Allspring Dynamic Target 2045 Fund, effective on or about August 26, 2022.
12 On May 24, 2022 the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Target 2050 Fund into the Allspring Dynamic Target 2050 Fund, effective on or about August 26, 2022.
13 On May 24, 2022 the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Target 2055 Fund into the Allspring Dynamic Target 2055 Fund, effective on or about August 26, 2022.
14 On May 24, 2022 the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Target 2060 Fund into the Allspring Dynamic Target 2060 Fund, effective on or about August 26, 2022.
7  On May 24, 2022 the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Target 2025 Fund into the Allspring Dynamic Target 2025 Fund, effective on or about August 26, 2022.
8  On May 24, 2022 the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Target 2030 Fund into the Allspring Dynamic Target 2030 Fund, effective on or about August 26, 2022.
9  On May 24, 2022 the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Target 2035 Fund into the Allspring Dynamic Target 2035 Fund, effective on or about August 26, 2022.

SCHEDULE A

ALLSPRING GLOBAL INVESTMENTS, LLC
SUB-ADVISORY AGREEMENT

FEE AGREEMENT
ALLSPRING FUNDS TRUST

This fee agreement is made as of the 29th day of June, 2022, by and between Allspring Funds Management, LLC (the “Adviser”) and Allspring Global Investments, LLC (the “Sub-Adviser”); and

WHEREAS, the parties and Allspring Funds Trust (the “Trust”) have entered into a Sub-Advisory Agreement (“Sub-Advisory Agreement”) whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Appendix A to the Sub-Advisory Agreement (each a “Fund” and collectively the “Funds”).

WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the annual rates described in this Schedule A to Appendix A for each Fund listed in Appendix A.

The Sub-Adviser shall receive a fee as described in this Schedule A to Appendix A from the assets of the Allspring Growth Balanced Fund and Allspring Moderate Balanced Fund, and from each Allspring Spectrum Fund, Allspring Target Date Fund and Allspring Dynamic Target Date Fund for providing services with respect to which Master Trust Portfolios (or, in the case of Allspring Growth Balanced Fund, Allspring Moderate Balanced Fund, and the Allspring Spectrum Funds, other unaffiliated funds) these Funds will invest in and the percentage to allocate to each Master Portfolio or unaffiliated fund in reliance on Section 12(d)(1)(G) under the Act, the rules thereunder, or order issued by the Commission exempting the Fund from the provisions of Section 12(d)(1)(A) under the Act (a “Fund of Funds structure”).

The net assets under management against which the foregoing fees are to be applied are the net assets as of the first business day of the month.  If this fee agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this agreement is in effect shall be subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.  If the determination of the net asset value is suspended as of the first business day of the month, the net asset value for the last day prior to such suspension shall for this purpose be deemed to be the net asset value on the first business day of the month.

SCHEDULE A
ALLSPRING GLOBAL INVESTMENTS, LLC
SUB-ADVISORY AGREEMENT
FEE AGREEMENT
ALLSPRING FUNDS TRUST

Funds Trust Funds	Fee as % of Avg. Daily Net Assets
Allspring Adjustable Rate Government Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Allspring Alternative Risk Premia Fund[15]	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Allspring Asset Allocation Fund	First 250M Over 250M	0.10 0.05
Allspring California Limited-Term Tax-Free Fund	First 100M Next 200M Over 300M	0.15 0.10 0.05
Allspring California Tax-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Allspring Common Stock Fund	First 100M Next 100M Over 200M	0.45 0.40 0.30
Allspring Conservative Income Fund	First 100M Next 200M Over 300M	0.10 0.08 0.05
Allspring Core Plus Bond Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Allspring Disciplined Small Cap Fund	First 100M Next 200M Over 300M	0.35 0.30 0.25
Allspring Disciplined U.S. Core Fund	First 100M Next 200M Over 300M	0.25 0.20 0.15
Allspring Discovery All Cap Growth Fund	First 100M Next 100M Next 300M Over 500M	0.45 0.40 0.35 0.30

15  For portfolio management services, Allspring Global Investments, LLC (“AGI”) would receive this fee on the entirety of the Fund’s portfolio, covering both the assets in the sleeve managed solely by AGI and the assets in the sleeve that will be co-managed with Allspring Global Investments (UK) Limited (“AGI Ltd”). AGI’s services will not be duplicative of those to be provided by AGI Ltd.

Funds Trust Funds	Fee as % of Avg. Daily Net Assets
Allspring Discovery Large Cap Growth Fund	First 100M Next 200M Next 500M Over 800M	0.30 0.275 0.25 0.20
Allspring Discovery Mid Cap Growth Fund	First 100M Next 100M Over 200M	0.45 0.40 0.30
Allspring Discovery Small Cap Growth Fund	First 100M Next 100M Over 200M	0.55 0.50 0.40
Allspring Discovery SMID Cap Growth Fund	First 100M Next 100M Over 200M	0.45 0.40 0.35
Allspring Diversified Capital Builder Fund	First 100M Next 200M Next 200M Over 500M	0.35 0.30 0.25 0.20
Allspring Diversified Income Builder Fund	First 100M Next 200M Next 200M Over 500M	0.35 0.30 0.25 0.20
Allspring Dynamic Target Today Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Allspring Dynamic Target 2015 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Allspring Dynamic Target 2020 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Allspring Dynamic Target 2025 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Allspring Dynamic Target 2030 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Allspring Dynamic Target 2035 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Allspring Dynamic Target 2040 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Allspring Dynamic Target 2045 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Allspring Dynamic Target 2050 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03

Funds Trust Funds	Fee as % of Avg. Daily Net Assets
Allspring Dynamic Target 2055 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Allspring Dynamic Target 2060 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Allspring Dynamic Target 2065 Fund[16]	First 200M Next 300M Over 500M	0.05 0.04 0.03
Allspring Emerging Markets Equity Fund	First 100M Next 100M Over 200M	0.65 0.55 0.45
Allspring Emerging Markets Equity Income Fund	First 100M Next 100M Over 200M	0.65 0.55 0.45
Allspring Global Investment Grade Credit Fund	First 100M Next 200M Next 200M Over 500M	0.10 0.0875 0.075 0.050
Allspring Government Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
Allspring Government Securities Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Allspring Growth Balanced Fund	First 250M Over 250M	0.10 0.05
Allspring Growth Fund	First 100M Next 100M Next 300M Over 500M	0.45 0.40 0.35 0.30
Allspring Heritage Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
Allspring High Yield Bond Fund	First 100M Next 200M Next 200M Over 500M	0.35 0.30 0.25 0.20
Allspring High Yield Municipal Bond Fund	First 100M Next 200M Next 200M Over 500M	0.35 0.30 0.25 0.20

16  On May 24, 2022 the Board of Trustees of Allspring Funds Trust approved the establishment and launch of the Allspring Dynamic Target 2065 Fund, effective on or about September 13, 2022.

Funds Trust Funds	Fee as % of Avg. Daily Net Assets
Allspring Income Plus Fund	First 100M Next 200M Next 200M Over 500M	0.30 0.25 0.20 0.15
Allspring Index Asset Allocation Fund	First 100M Next 100M Over 200M	0.15 0.125 0.10
Allspring Index Fund	First 100M Next 100M Over 200M	0.05 0.03 0.02
Allspring Intermediate Tax/AMT-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Allspring International Equity Fund	First 200M Over 200M	0.45 0.40
Allspring Large Cap Core Fund	First 1B Over 1B	0.35 0.30
Allspring Large Cap Growth Fund	First 100M Next 200M Next 500M Over 800M	0.30 0.275 0.25 0.20
Allspring Large Company Value Fund	First 100M Next 200M Over 300M	0.25 0.20 0.15
Allspring Managed Account CoreBuilder Shares – Series CP	0.00
Allspring Managed Account CoreBuilder Shares – Series M	0.00
Allspring Managed Account CoreBuilder Shares – Series SM	0.00
Allspring Minnesota Tax-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Allspring Moderate Balanced Fund	First 250M Over 250M	0.10 0.05
Allspring Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
Allspring Municipal Bond Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Allspring Municipal Cash Management Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01

Funds Trust Funds	Fee as % of Avg. Daily Net Assets
Allspring Municipal Sustainability Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Allspring National Tax-Free Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
Allspring Opportunity Fund	First 100M Next 100M Next 300M Over 500M	0.45 0.40 0.35 0.30
Allspring Pennsylvania Tax-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Allspring Precious Metals Fund	First 100M Next 100M Over 200M	0.40 0.35 0.30
Allspring Premier Large Company Growth Fund	First 100M Next 100M Next 300M Over 500M	0.35 0.325 0.30 0.275
Allspring Short Duration Government Bond Fund	First 100M Next 200M Over 300M	0.15 0.10 0.05
Allspring Short-Term Bond Plus Fund	First 100M Next 200M Over 300M	0.15 0.10 0.05
Allspring Short-Term High Yield Bond Fund	First 100M Next 200M Next 200M Over 500M	0.35 0.30 0.25 0.20
Allspring Short-Term Municipal Bond Fund	First 100M Next 200M Over 300M	0.15 0.10 0.05
Allspring Small Cap Fund	First 100M Next 100M Over 200M	0.55 0.50 0.40
Allspring Special Global Small Cap Fund	First 100M Next 100M Over 200M	0.55 0.50 0.40
Allspring Special International Small Cap Fund	First 100M Next 100M Over 200M	0.55 0.50 0.40
Allspring Special Large Cap Value Fund	First 250M Next 250M Next 2B Next 2B Over 4.5B	0.35 0.325 0.30 0.275 0.25

Funds Trust Funds	Fee as % of Avg. Daily Net Assets
Allspring Special Mid Cap Value Fund	First 100M Next 100M Over 200M	0.45 0.40 0.30
Allspring Special Small Cap Value Fund	First 100M Next 100M Over 200M	0.55 0.50 0.40
Allspring Specialized Technology Fund[17]	First 100M Next 100M Next 300M Over 500M	0.45 0.40 0.35 0.30
Allspring Spectrum Aggressive Growth Fund	0.15
Allspring Spectrum Conservative Growth Fund	0.15
Allspring Spectrum Growth Fund	0.15
Allspring Spectrum Income Allocation Fund	0.15
Allspring Spectrum Moderate Growth Fund	0.15
Allspring Strategic Municipal Bond Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Allspring Target Today Fund[18]	First 200M Next 300M Over 500M	0.05 0.04 0.03
Allspring Target 2010 Fund[19]	First 200M Next 300M Over 500M	0.05 0.04 0.03
Allspring Target 2015 Fund[20]	First 200M Next 300M Over 500M	0.05 0.04 0.03
Allspring Target 2020 Fund[21]	First 200M Next 300M Over 500M	0.05 0.04 0.03
Allspring Target 2025 Fund[22]	First 200M Next 300M Over 500M	0.05 0.04 0.03

17  On June 29, 2022 the Board of Trustees of Allspring Funds Trust approved Allspring Global Investments, LLC as sub-adviser to the Specialized Technology Fund effective on or about July 15, 2022. The Board also approved a name change for the Fund to Discovery Innovation Fund effective on or about September 6, 2022.
18  On May 24, 2022 the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Target Today Fund into the Allspring Dynamic Target Today Fund, effective on or about August 26, 2022.
19  On May 24, 2022 the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Target 2010 Fund into the Allspring Dynamic Target Today Fund, effective on or about August 26, 2022.
20  On May 24, 2022 the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Target 2015 Fund into the Allspring Dynamic Target 2015 Fund, effective on or about August 26, 2022.
21  On May 24, 2022 the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Target 2020 Fund into the Allspring Dynamic Target 2020 Fund, effective on or about August 26, 2022.
22  On May 24, 2022 the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Target 2025 Fund into the Allspring Dynamic Target 2025 Fund, effective on or about August 26, 2022.

Funds Trust Funds	Fee as % of Avg. Daily Net Assets
Allspring Target 2030 Fund[23]	First 200M Next 300M Over 500M	0.05 0.04 0.03
Allspring Target 2035 Fund[24]	First 200M Next 300M Over 500M	0.05 0.04 0.03
Allspring Target 2040 Fund[25]	First 200M Next 300M Over 500M	0.05 0.04 0.03
Allspring Target 2045 Fund[26]	First 200M Next 300M Over 500M	0.05 0.04 0.03
Allspring Target 2050 Fund[27]	First 200M Next 300M Over 500M	0.05 0.04 0.03
Allspring Target 2055 Fund[28]	First 200M Next 300M Over 500M	0.05 0.04 0.03
Allspring Target 2060 Fund[29]	First 200M Next 300M Over 500M	0.05 0.04 0.03
Allspring Treasury Plus Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
Allspring Ultra Short-Term Income Fund	First 100M Next 200M Over 300M	0.15 0.10 0.05
Allspring Ultra Short-Term Municipal Income Fund	First 100M Next 200M Over 300M	0.15 0.10 0.05
Allspring Utility and Telecommunication Fund	First 100M Next 200M Next 500M Over 800M	0.30 0.275 0.25 0.20

23  On May 24, 2022 the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Target 2030 Fund into the Allspring Dynamic Target 2030 Fund, effective on or about August 26, 2022.
24 On May 24, 2022 the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Target 2035 Fund into the Allspring Dynamic Target 2035 Fund, effective on or about August 26, 2022.
25 On May 24, 2022 the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Target 2040 Fund into the Allspring Dynamic Target 2040 Fund, effective on or about August 26, 2022.
26 On May 24, 2022 the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Target 2045 Fund into the Allspring Dynamic Target 2045 Fund, effective on or about August 26, 2022.
27 On May 24, 2022 the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Target 2050 Fund into the Allspring Dynamic Target 2050 Fund, effective on or about August 26, 2022.
28 On May 24, 2022 the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Target 2055 Fund into the Allspring Dynamic Target 2055 Fund, effective on or about August 26, 2022.
29 On May 24, 2022 the Board of Trustees of Allspring Funds Trust approved the reorganization of the Allspring Target 2060 Fund into the Allspring Dynamic Target 2060 Fund, effective on or about August 26, 2022.

Funds Trust Funds	Fee as % of Avg. Daily Net Assets
Allspring Wisconsin Tax-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Allspring 100% Treasury Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01

Schedule A amended: June 29, 2022

The foregoing fee schedule is agreed to as of June 29, 2022 and shall remain in effect until changed in writing by the parties.

ALLSPRING FUNDS MANAGEMENT, LLC

By:
Name: Andrew Owen
Title: President and CEO

ALLSPRING GLOBAL INVESTMENTS, LLC

By:
Name: Sallie Squire
Title: Chief Operating Officer